UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)
Florida	333-211778	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 714- 9397

 N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Entry into a Material Definitive Agreement.

On May 9, 2017 (the “Engagement Date”) we formally engaged Assurance Dimensions, Inc. as our independent registered public accounting firm. The engagement was due to the recent merger of our existing certifying accountant, D’Arelli Pruzansky, PA. The decision to engage Assurance Dimensions, Inc. as our independent registered public accounting firm was approved by our Board of Directors on May 8, 2017.

The former certifying accountant, D’Arelli Pruzansky, P.A. has provided the Company with a letter addressed to the U.S. Securities and Exchange Commission stating it agrees with the statements in this Form 8-K. A copy of this letter is filed concurrently herewith as Exhibit 16.1.

During the two most recent fiscal years and through the Engagement date neither the Company, nor any one on its behalf, consulted Assurance Dimensions, Inc. in regard to the application of Accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from D’Arelli Pruzansky, P.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	May 9, 2017
		By:	/s/ Wolfgang Ruecker
		Name:	Wolfgang Ruecker
		Title:	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors